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ArvinMeritor Reports Second-Quarter Net Income

of $45 Million – Up $78 Million

Achieves Second-Quarter Earnings Per Share at Top End of Range and

Updates Full-Year Outlook

TROY, Mich. (April 28, 2006) — ArvinMeritor, Inc. (NYSE: ARM) today reported financial results for its second fiscal quarter ended March 31, 2006.

Second-Quarter Fiscal Year 2006 Highlights

•	Net income was $45 million, or $0.64 per diluted share, compared to a net loss of $33 million in the second quarter of fiscal 2005.
•	Income from continuing operations, before special items, was $28 million, or $0.40 per diluted share – the top end of the company’s guidance.
•	On a GAAP basis, income from continuing operations was $31 million, or $0.44 per diluted share, compared to a loss from continuing operations of $21 million in the same period last year.
•	Completed the sale of the Light Vehicle Aftermarket (LVA) Purolator filters business and the aftermarket exhaust business in North America, resulting in cash proceeds of $194 million.
•	Issued $300 million of convertible notes that mature in 2026, with an initial redemption and repurchase date of 2016.
•	Retired $600 million of 2007-2009 term debt, resulting in only $93 million of term debt maturing before 2012.
•	Net debt decreased for the fourth consecutive quarter – a reduction of $325 million from the same period last year.

ArvinMeritor Chairman, CEO and President Chip McClure said, “The actions we implemented to retire debt strengthened our balance sheet, improved liquidity and positioned the company for sustained financial stability. We are very pleased with the results of these efforts, and will continue to work on improving the company’s performance by completing our restructuring actions and focusing on strong operational performance.”

Second-Quarter 2006 Results

ArvinMeritor posted sales of $2.3 billion in the second quarter of fiscal year 2006, up three percent from the same period last year.

Operating income was $50 million, up $55 million compared to the same period last year. Excluding $17 million of restructuring costs, operating income would have been $67 million in the second quarter of fiscal year 2006.

Income from continuing operations, before special items, was $28 million or $0.40 per diluted share. Special items consisted of $10 million of after-tax restructuring costs, $6 million of after-tax costs associated with the company’s $600 million debt tender offer, and $19 million of tax benefits primarily resulting from the resolution of various worldwide tax audits.

Income from discontinued operations was $14 million, or $0.20 per diluted share. Included in income from discontinued operations was an after-tax net gain on the sale of the Purolator filters business and aftermarket exhaust business of $22 million. The company also recorded $12 million of after-tax impairment charges in certain other LVA businesses. Loss from discontinued operations was $12 million in the same period last year.

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Net income for the total company was $45 million, or $0.64 per diluted share, compared to a net loss of $33 million in the second quarter of last year.

Outlook

The company’s fiscal year 2006 outlook for light vehicle production is 15.6 million vehicles in North America and 16.4 million vehicles in Western Europe. The forecast for North American Class 8 truck production is 340,000 units for fiscal year 2006, up from our prior guidance of 325,000 units. The forecast for heavy and medium truck volumes in Western Europe is 425,000 units, up from our previous forecast of 421,000 units.

For the third quarter of fiscal year 2006, the sales forecast for continuing operations is $2.4 billion. The company’s outlook for diluted earnings per share from continuing operations for the third quarter is $0.60 to $0.70, before special items.

ArvinMeritor is updating its full-year guidance for fiscal year 2006. Sales from continuing operations are expected to be approximately $8.8 billion. Earnings per diluted share, before special items, are expected to be in the range of $1.60 to $1.70, revised from the previous guidance of $1.50 to $1.70. The outlook for free cash flow remains in the range of $120 million to $170 million for fiscal year 2006.

McClure said, “Continued high volumes in the commercial vehicle market and interest expense savings from the debt reduction actions we completed in the second quarter are the primary drivers for revising our full-year forecast.

“Looking forward, we are taking steps to minimize the effect on our future earnings and free cash flow related to the anticipated decline in the 2007 North American heavy truck market,” he continued. “We expect improved productivity in our trailer business, continued growth in the commercial aftermarket business and increased sales from our Commercial Vehicle Emissions group.”

About ArvinMeritor

ArvinMeritor, Inc. is a premier $8.8 billion global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company serves light vehicle, commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets. Headquartered in Troy, Mich., ArvinMeritor employs approximately 29,000 people at more than 120 manufacturing facilities in 25 countries. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company’s Web site at: http://www.arvinmeritor.com/.

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Forward-Looking Statements

All earnings per share amounts are on a diluted basis. The company’s fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company’s fiscal year and fiscal quarters, unless otherwise stated.

This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and cost of raw materials, including steel; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed from time to time in filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this press release, the company has provided information regarding income from continuing operations, diluted earnings per share and operating income before special items, which are non-GAAP financial measures. These non-GAAP measures are defined as reported income or loss from continuing operations, reported diluted earnings or loss per share, and operating income or loss plus or minus special items. Other non-GAAP financial measures include “net debt” and “free cash flow.” Net debt is defined as total debt less the fair value adjustment of notes due to interest rate swaps, plus securitized and factored receivables, less cash. Free cash flow represents net cash provided by operating activities before the net change in securitized and factored accounts receivable, less capital expenditures. The company believes it is appropriate to exclude the net change in securitized and factored accounts receivable in the calculation of free cash flow, since the sale of receivables may be viewed as a substitute for borrowing activity.

Management believes that the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the company’s financial position and results of operations. In particular, management believes that net debt is an important indicator of the company’s overall leverage, and free cash flow is useful in analyzing the company’s ability to service and repay its debt. Further, management uses these non-GAAP measures for planning and forecasting in future periods.

These non-GAAP measures should not be considered a substitute for the reported results prepared in accordance with GAAP. Neither net debt nor free cash flow should be considered substitutes for debt, cash provided by operating activities, or other balance sheet or cash flow statement data prepared in accordance with GAAP, or as a measure of financial position or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt or cash received from the divestitures of businesses or sales of other assets and thus does not reflect funds available for investment or other discretionary uses. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies.

Set forth on the following pages are reconciliations of these non-GAAP financial measures, if applicable, to the most directly comparable financial measures calculated and presented in accordance with GAAP.

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Second-Quarter Results Conference Call

The company will host a telephone conference call and Web cast to discuss the company’s fiscal year 2006 second-quarter financial results on Friday, April 28, 2006, at 8:30 a.m. (ET). To participate, call (617) 213-8838 approximately 10 minutes prior to the start of the call. Please reference participant passcode 82658447 when dialing in. Investors can also listen to the conference call in real time — or for 90 days by recording — by visiting www.arvinmeritor.com.

A replay of the call will be available from 11:30 a.m. April 28, 2006, until 11:59 p.m. May 2, 2006, by calling (888) 286-8010 within the United States and Canada, or (617) 801-6888 for international calls. Please refer to passcode 97083301.

To access the Web cast, visit the ArvinMeritor Web site at www.arvinmeritor.com and select the Web cast link on either the home page or investor page.

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ARVINMERITOR, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in millions, except per share amounts)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
	(Unaudited)
Sales	$2,314	$2,257	$4,400	$4,324
Cost of sales	(2,142)	(2,103)	(4,099)	(4,036)
GROSS MARGIN	172	154	301	288
Selling, general, and administrative	(102)	(99)	(189)	(182)
Restructuring costs	(17)	(49)	(18)	(59)
Gains on divestitures	—	—	23	4
Other expense	(3)	(11)	(3)	(16)
OPERATING INCOME (LOSS)	50	(5)	114	35
Equity in earnings of affiliates	8	7	15	13
Interest expense, net and other	(44)	(30)	(76)	(58)
INCOME (LOSS) BEFORE INCOME TAXES	14	(28)	53	(10)
Income tax benefit	21	9	11	3
Minority interests	(4)	(2)	(6)	—
Income (loss) from continuing operations	31	(21)	58	(7)
Income (loss) from discontinued operations	14	(12)	21	(8)

NET INCOME (LOSS)	$45	$(33)	$79	$(15)

DILUTED EARNINGS (LOSS) PER SHARE
Continuing operations	$0.44	$(0.30)	$0.83	$(0.10)
Discontinued operations	0.20	(0.18)	0.30	(0.12)
Diluted earnings (loss) per share	$0.64	$(0.48)	$1.13	$(0.22)

Diluted shares outstanding	69.9	69.1	69.8	69.1

Note: Amounts for the three and six months ended March 31, 2005 have been restated for discontinued operations.

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ARVINMERITOR, INC.

CONSOLIDATED BUSINESS SEGMENT INFORMATION

(In millions)

	Quarter Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Sales:
Light Vehicle Systems	$1,235	$1,225	$2,385	$2,385
Commercial Vehicle Systems	1,079	1,032	2,015	1,939
Total sales	$2,314	$2,257	$4,400	$4,324

Operating income (loss):
Light Vehicle Systems	$(8)	$(36)	$(11)	$(33)
Commercial Vehicle Systems	62	37	129	74
Segment operating income	54	1	118	41
Unallocated corporate costs	(4)	(6)	(4)	(6)
Total operating income (loss)	$50	$(5)	$114	$35

Note: Amounts for the three and six months ended March 31, 2005 have been restated for discontinued operations.

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ARVINMERITOR, INC.

SUMMARY CONSOLIDATED BALANCE SHEET

(In millions)

	March 31,	September 30,
	2006	2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$236	$187
Receivables, net	1,726	1,655
Inventories	557	541
Other current assets	279	256
Assets of discontinued operations	294	531
Net property	971	1,013
Goodwill	795	801
Other assets	845	886
TOTAL ASSETS	$5,703	$5,870

LIABILITIES AND SHAREOWNERS' EQUITY
Short-term debt	$211	$131
Accounts payable	1,597	1,483
Other current liabilities	638	667
Liabilities of discontinued operations	142	242
Long-term debt	1,146	1,451
Retirement benefits	669	754
Other liabilities	222	209
Minority interests	56	58
Shareowners' equity	1,022	875
TOTAL LIABILITIES AND SHAREOWNERS' EQUITY	$5,703	$5,870

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ARVINMERITOR, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Six Months Ended
	March 31,
	2006	2005
OPERATING ACTIVITIES
Income (loss) from continuing operations	$58	$(7)
Adjustments to income (loss) from continuing operations
Depreciation and other amortization	84	91
Gains on divestitures	(23)	(4)
Restructuring costs, net of payments	—	43
Loss on debt extinguishment	9	—
Pension and retiree medical expense	66	55
Pension and retiree medical contributions	(49)	(46)
Changes in receivable securitization and factoring	42	38
Changes in assets and liabilities	(28)	(244)
Cash flows provided by (used for) continuing operations	159	(74)
Cash flows used for discontinued operations	(33)	(129)
CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES	126	(203)

INVESTING ACTIVITIES
Capital expenditures	(75)	(61)
Acquisitions of businesses and investments, net of cash acquired	(2)	(22)
Proceeds from dispositions of property and businesses	45	33
Net investing cash flows provided by discontinued operations	199	157
CASH PROVIDED BY INVESTING ACTIVITIES	167	107

FINANCING ACTIVITIES
Net change in revolving credit facilities	—	48
Borrowings on accounts receivable securitization program	94	—
Proceeds from issuance of notes	300	—
Purchase of notes	(603)	—
Borrowings (payments) on lines of credit and other	(6)	20
Net change in debt	(215)	68
Debt issuance and extinguishment costs	(18)	—
Proceeds from exercise of stock options	—	5
Cash dividends	(14)	(14)
Net financing cash flows provided by discontinued operations	1	—
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	(246)	59

IMPACT OF CURRENCY ON CASH	2	4

CHANGE IN CASH AND CASH EQUIVALENTS	49	(33)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	187	132
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$236	$99

Note: Amounts for the six months ended March 31, 2005 have been restated for discontinued operations.

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ARVINMERITOR, INC.

SELECTED FINANCIAL INFORMATION - RECONCILIATION

Non-GAAP

(Unaudited, in millions, except per share amounts)

	Reported 03/31/06	Restructuring	Debt Extinguishment	Settlement of Tax Audits	Taxes, other	Before Special Items 03/31/06
Sales	$2,314	$—	$—	$—	$—	$2,314
Gross margin	172	—	—	—	—	172
Operating income	50	17	—	—	—	67
Income before income taxes	14	17	9	—	—	40
Income from continuing operations	31	10	6	(23)	4	28
DILUTED EARNINGS (LOSS) PER SHARE
Continuing operations	$0.44	$0.14	$0.09	$(0.33)	$0.06	$0.40
Diluted shares outstanding	69.9	69.9	69.9	69.9	69.9	69.9

Operating income (loss)
Light Vehicle Systems	$(8)	$16	$—	$—	$—	$8
Commercial Vehicle Systems	62	1	—	—	—	63
Segment operating income	54	17	—	—	—	71
Unallocated corporate costs	(4)	—	—	—	—	(4)
Total operating income	$50	$17	$—	$—	$—	$67

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ARVINMERITOR, INC.

NET DEBT COMPOSITION

Non-GAAP

(Unaudited, in millions)

	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
Total debt	$1,357	$1,537	$1,582	$1,512	$1,544
Fair value adjustment of notes	(7)	(14)	(17)	(27)	(21)
Off-balance sheet receivable securitization	42	—	—	156	65
Receivable factoring	23	60	23	23	15
Subtotal	1,415	1,583	1,588	1,664	1,603
Less: cash	(236)	(302)	(187)	(180)	(99)
Net debt	$1,179	$1,281	$1,401	$1,484	$1,504

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